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ROBBINS & MYERS, INC.                                                                        EXHIBIT 11.1
STATEMENT RE:  COMPUTATON OF PER SHARE EARNINGS
(Amounts in thousands, except per share data)
                                                                                      Year Ended August 31,
                                                                                  --------------------------

                                                                             1995          1994        1993
                                                                        -----------   ----------   ---------
PRIMARY
         Average shares outstanding                                          5,168        5,107        5,093
         Net effect of dilutive stock options -
         based on the treasury stock method
         using average market price                                            225          148          155
                                                                        ----------    ---------    ---------
                          TOTAL                                              5,393        5,255        5,248
                                                                        ==========    =========    =========

         Income Before Extraordinary Gain and Cumulative
            Effect of Accounting Changes                                   $11,825       $6,355       $6,178

         Extraordinary Gain from Early Extinguishment of
               Debt, Net of Income Taxes                                     1,332            -            -
         Cumulative Effect of Accounting Changes, Net of Income Taxes            -            -       (8,018)
                                                                        ----------    ---------    ---------
         NET  INCOME (LOSS)                                                $13,157       $6,355      ($1,840)
                                                                        ==========    =========    =========


         PER SHARE AMOUNTS:

         Income Before Extraordinary Gain and Cumulative
            Effect of Accounting Changes                                     $2.19        $1.21        $1.18
         Extraordinary Gain from Early Extinguishment of
               Debt, Net of Income Taxes                                      0.25            -            -
         Cumulative Effect of Accounting Changes, Net of Income Taxes            -            -        (1.53)
                                                                        ----------     ---------   ---------
         NET  INCOME (LOSS)                                                  $2.44        $1.21       ($0.35)
                                                                        ==========    =========    =========
FULLY DILUTED
         Average shares outstanding                                          5,168        5,107        5,093
         Net effect of dilutive stock options -
         based on the treasury stock method
         using the year-end market price, if
         higher than average market price                                      269          145          164
                                                                        ----------    ---------    ---------
                          TOTAL                                              5,437        5,252        5,257
                                                                        ==========    =========    =========

         Income Before Extraordinary Gain and Cumulative
            Effect of Accounting Changes                                   $11,825       $6,355       $6,178
         Extraordinary Gain from Early Extinguishment of
               Debt, Net of Income Taxes                                     1,332            -            -
         Cumulative Effect of Accounting Changes, Net of Income Taxes            -            -       (8,018)
                                                                        ----------    ---------    ---------
         NET  INCOME (LOSS)                                                $13,157       $6,355      ($1,840)
                                                                        ==========    =========    =========



         PER SHARE AMOUNTS:

         Income Before Extraordinary Gain and Cumulative
            Effect of Accounting Changes                                     $2.17        $1.21       $1.17
         Extraordinary Gain from Early Extinguishment of
               Debt, Net of Income Taxes                                      0.25            -           -
         Cumulative Effect of Accounting Changes, Net of Income Taxes            -            -       (1.52)
                                                                        ----------    ---------    ---------
         NET  INCOME (LOSS)                                                  $2.42        $1.21      ($0.35)
                                                                        ==========    =========    =========
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